Exhibit 99.1

Kristin Hilf, RSA Security
Media/Press Contact
781-515-6312
khilf@rsasecurity.com
FOR IMMEDIATE RELEASE
RSA Security Stockholders Adopt Merger Agreement with EMC Corporation
BEDFORD, Mass — September 15, 2006 — RSA Security Inc. (NASDAQ: RSAS), the expert in protecting online identities and digital assets, today announced that RSA Security stockholders voted to adopt the agreement and plan of merger pursuant to which EMC Corporation (NYSE: EMC), the leader in information management and storage, will acquire RSA Security. At the special meeting of stockholders held yesterday, the holders of a majority of RSA Security’s common stock outstanding and entitled to vote at the meeting voted to adopt the merger agreement. Pursuant to the merger agreement, the acquisition is expected to be completed within two business days.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements regarding RSA Security’s proposed acquisition by EMC Corporation, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about EMC’s or RSA Security’s managements’ future expectations, beliefs, goals, plans or prospects. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are our ability to successfully integrate the employees and operations of our most recent acquisitions, Cyota, Inc. and PassMark Security, Inc., the ability to realize anticipated synergies and cost savings as a result of the Cyota and PassMark acquisitions, general global economic conditions, changes in our operating expenses, the long and unpredictable nature of the sales cycle for some of our products, the timing of the introduction or enhancement of our products and our competitors’ and strategic partners’ products, changes in product pricing, including changes in competitors’ pricing policies, development and performance of our direct and indirect distribution channels, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry, the successful completion of the acquisition by EMC and the risk factors detailed from time to time in RSA Security’s periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, RSA Security’s Quarterly Report on Form 10-Q filed on August 9, 2006. RSA Security disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof.